Exhibit 99.4

VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on November 14, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. CAESARS ENTERTAINMENT CORPORATION ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS ONE CAESARS PALACE DRIVE If you would like to reduce the costs incurred by our company in mailing proxy LAS VEGAS, NV 89109 materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on November 14, 2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E85571-S92268 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CAESARS ENTERTAINMENT CORPORATION All votes must received by 11:59 P.M., Eastern Time, November 14, 2019. The Board of Directors recommends you vote FOR proposals 1, 2 and 3. For Against Abstain 1. To adopt the Merger Agreement and approve the Merger; ! ! ! 2. To approve, on an advisory basis, the compensation that will or may become payable to Caesars’ named executive officers (as identified ! ! ! in accordance with Securities and Exchange Commission regulations) in connection with the Merger; and 3. To approve one or more adjournments of the Caesars Special Meeting, if appropriate, to solicit additional proxies if there are insufficient ! ! ! votes to adopt the Merger Agreement and approve the Merger at the time of the Caesars Special Meeting. Yes No Please indicate if you plan to attend the ! ! Caesars Special Meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. E85572-S92268 Proxy — Caesars Entertainment Corporation Special Meeting of Shareholders November 15, 2019, 9:00 A.M. (Pacific Time) This Proxy is solicited on Behalf of the Board of Directors The undersigned, revoking all other proxies heretofore given, hereby acknowledges receipt of the joint proxy statement/prospectus and hereby appoints each or any of Eric Hession and Michelle Bushore (the “Named Persons”) as proxies, with full power of substitution, to vote the shares of common stock of Caesars Entertainment Corporation, a Delaware corporation (the “Company” or “Caesars”), the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company (the “Caesars Special Meeting”) to be held in the Tuscana Chapel, Caesars Palace, Las Vegas, NV, on Friday, November 15, 2019 at 9:00 A.M. Pacific Time and all adjournments or postponements thereof. You may vote at the Caesars Special Meeting if you were a shareholder of record at the close of business on October 4, 2019. Capitalized terms used but not defined herein have the meanings ascribed to them in the joint proxy statement/prospectus. The purpose of the Caesars Special Meeting is to take action on the following: 1. To adopt the Merger Agreement and approve the Merger (proposal 1); 2. To approve, on an advisory basis, the compensation that will or may become payable to Caesars’ named executive officers (as identified in accordance with Securities and Exchange Commission regulations) in connection with the Merger (proposal 2); 3. To approve one or more adjournments of the Caesars Special Meeting, if appropriate,to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger at the time of the Caesars Special Meeting (proposal 3); and 4. To transact such other business as may properly come before the Caesars Special Meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” each proposal. In their discretion, the Named Persons are authorized to vote upon such other matters that may properly come before the Caesars Special Meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Persons cannot vote your shares unless you sign and return this card.